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                                                                   Exhibit 99(k)

             [NATIONAL SECURITY LIFE AND ANNUITY COMPANY LETTERHEAD]


February 9, 2005


The Board of Directors
National Security Life and Annuity Company
100 Court Street
Binghamton, NY 13901


Re:   National Security Variable Account L (1940 Act File No. 811-10621; 33 Act
File No. 333-76344)

Gentlemen:

With reference to the above-mentioned registration statement on Form N-6 ("Registration Statement") filed by National Security Life and Annuity Company (the "Company") as depositor, and Variable Account L, as Registrant, with the Securities and Exchange Commission covering the Individual, Flexible Premium Variable Life Insurance Policy described therein, it is my opinion that:

     1. The Company is duly organized and existing under the laws of the State of New York.

     2. The Registrant has been duly created and is validly existing as a separate account pursuant to New York law.

     3. The policies, when issued as contemplated by the Registration Statement will be legal and binding obligations of the Company in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Sincerely,


                                              /s/ Susan E. Mistretta
                                              ----------------------
                                              Susan E. Mistretta
                                              General Counsel and Secretary